        Exhibit 10.4
AMENDMENT NUMBER TWO
TO THE
L3HARRIS RETIREMENT SAVINGS PLAN

WHEREAS, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), heretofore has adopted and maintains the L3Harris Retirement Savings Plan, as amended and restated effective January 1, 2025 (the "Plan");

WHEREAS, pursuant to Section 17.1 of the Plan, the Employee Benefits Committee of L3Harris (the “Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Committee has delegated certain of such amendment authority to the head of global benefits of L3Harris (currently, the Vice President, Global Benefits, Global Total Rewards) (the “Head of Global Benefits”); and

WHEREAS, the Head of Global Benefits desires to amend the Plan to specify rules related to the use of guardianships and powers of attorney.

NOW, THEREFORE, BE IT RESOLVED, that effective as of the date hereof, the Plan hereby is amended to add the following new Section 15.12 thereto:

Section 15.12. Directions on behalf of Incapacitated Participants and Beneficiaries. If a Participant or Beneficiary is incapacitated and unable to exercise his or her rights under the Plan, the Plan will accept direction on the Participant’s or Beneficiary’s behalf from (i) a court-ordered guardian (or the equivalent, as related to appointments outside of the United States), which appointment must permit the right to take the applicable Plan action or (ii) a power of attorney (POA), provided that the POA designation was executed in the United States and complies with the applicable state law governing the POA. The Plan will not accept an international POA. The Participant or Beneficiary shall be required to submit any supporting documentation as may be requested by the Administrative Committee.

APPROVED by the HEAD OF GLOBAL BENEFITS on this 10th day of March, 2025.

/s/ Allison Oncel
Allison Oncel
Vice President, Global Benefits, Global Total Rewards